EXHIBIT 10.26

SUBSCRIPTION AGREEMENT

December 18, 2007

Advanced Biotherapy, Inc.
141 West Jackson, Suite 2182
Chicago, Illinois 60604
Attention:	Christopher W. Capps,
Chief Executive Officer
Gentlemen:

The undersigned (“Investor”) hereby agrees to invest Two Million Dollars ($2.000,000.00) in Advanced Biotherapy, Inc., a Delaware corporation (“Company”) to purchase shares of Company common stock, $0.001 par value (“Common Stock”) at a purchase price of $0.011 per share of Common Stock, for an aggregate of 181,818,182 shares of Common Stock (the “Shares”), subject to the terms and conditions herein.

A.  Irrevocable Subscription. The subscription by the Investor set forth in this Agreement is irrevocable by the Investor, but will not constitute an agreement between the Company and the Investor until this Agreement is accepted and executed by the Company, and, if not so accepted, the subscription and obligations of the Investor will terminate.

B.  Investor Representations. Recognizing that the Company will be relying on the information and on the representations and warranties set forth herein, the Investor hereby represents and warrants to, and covenants, with the Company as follows:

1.  The Investor is purchasing the Shares in his own name, and for his own account for investment purposes, and not with an intent to sell, or for sale in connection with any distribution of such Shares.

2.  The Investor has no present intention, and has not agreed, to give any person any legal or beneficial interest in or right with respect to the Shares or right in the future.

3.  The Investor hereby represents that no other person or entity has any legal or beneficial interest in or right with respect to the Shares.

4.  The Investor acknowledges and understands that as of November 30, 2007, the Company has authorized 2,000,000,000 shares of Common Stock, of which 985,803,758 shares of Common Stock are issued and outstanding, excluding outstanding options and warrants. The Company also has authorized 20,000,000 shares of preferred stock, none of which has been issued as of November 30, 2007.

5.  The Investor understands that the Shares have not been registered under the federal Securities Act of 1933, as amended (“Securities Act”), or qualified under Delaware or Illinois state securities laws, and that any disposition of the Shares is subject to restrictions imposed by federal and state law.

6.  The Investor understands that he cannot dispose of any or all of the Shares absent registration and qualification, or an available exemption from registration and qualification, that the instrument or certificate, if any, evidencing the Shares will bear a legend reflecting these (and any other) restrictions on transfer, and that the Company need not recognize or register any transfer unless the Investor provides evidence satisfactory to the Company (which may, at the Company's discretion, require an opinion of counsel satisfactory in form and substance to the Company) that all restrictions on and conditions to transfer are satisfied.

7.  The Investor understands that no government official including, without limitation, the Delaware Division of Corporations, has made any finding or determination relating to the fairness of the sale of the Shares offered by the Company and that such governmental agencies have not and will not recommend or endorse the Shares.

8.  The Investor understands that the Company has no obligation to the Investor to register any of the Shares under federal or state law for resale or distribution. The Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Shares indefinitely unless such Shares are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

9.  The Investor understands that the Company has not agreed with the Investor to comply with the public information or other provisions of Rule 144 or any other exemption under federal or state law respecting the resale or other transfer of the Shares.

10.  The Investor has not seen or received any advertisement or general solicitation with respect to the sale of the Shares.

11.  In deciding whether to acquire the Shares, the Investor has relied exclusively upon consultation with the Investor’s respective legal, financial and tax advisors with respect to acquisition of the Shares pursuant to this Agreement, and the information concerning the Company set forth in the Disclosure Documents (as defined below) including, without limitation, the section captioned “Factors That May Affect The Company” set forth in the Company’s Form 10-KSB for the year ended December 31, 2006. The Investor is satisfied with its business review of the Company, and has received satisfactory information and answers to the extent Investor availed itself of the opportunity to consult its own legal, financial and tax advisors regarding the Company and the Investor’s investment in the Shares.

12.  The Investor hereby acknowledges that he has had access to and has reviewed the following (collectively the “Disclosure Documents”): (i) the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, including, without limitation, the section captioned “Factors That May Affect The Company” regarding risk factors associated with an investment in the Company, (ii) the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, June 30, 2007, and September 30, 2007, respectively, and (iii) the Company’s Form 8-Ks filed during calendar year 2007, all as filed with the Securities and Exchange Commission (“SEC”). In making this investment, the Investor has not relied upon any information not included in the Disclosure Documents. Copies of the Disclosure Documents may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials also can be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding the Company. The address of the Securities and Exchange Commission website is http://www.sec.gov.

13.  The Investor acknowledges that the audited financial statements of the Company as of and for the years ended December 31, 2006, and 2005, together with the report thereon by Williams & Webster, P.S. do not reflect any events subsequent to December 31, 2006, except as reflected in the notes to such financial statements.

14.  By reason of the business and financial experience of the Investor, including without limitation Investor’s experience as an investment banker and Investor’s extensive experience investing for his own account in publicly traded securities, the Investor is capable of evaluating the merits and risks of this investment and of protecting its own interests in connection with this investment. The Investor is aware that an investment in the Company involves a high degree of risk.

15.  The Investor is the Chairman of the Board, a director, and the holder of a majority of the issued and outstanding shares of Common Stock of the Company.

16.  In reaching the decision to invest in the Shares, the Investor has carefully evaluated its financial resources and investment position and the risks associated with this investment, and acknowledges that he is able to bear the economic risks of this investment.

17.  Investor understands that the Shares of Common Stock may bear the following legends, among others:

(a)  “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)  Any legend required by the blue sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

18.  The Investor represents to the Company that (a) the information contained herein is complete and accurate and may be relied upon by it and (b) Investor will notify the Company it immediately of any material adverse change in any of such information.

C.  Survival of Representations; Reliance. The representations, warranties and agreements contained herein shall survive the execution and delivery of this document and the purchase of the Shares, if any. The representations and warranties of the Investor may be relied upon by the Company and its attorneys.

D.  Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

E.  Arbitration. In the event of any controversy, dispute or claim arising out of or related to this Agreement, or the interpretation, breach, termination or validity hereof, the parties shall submit such controversy, dispute or claim to binding arbitration hereunder. All arbitration proceedings pursuant to this Section shall take place in Cook County, State of Illinois, and shall be before a retired judge selected from the Judicial Arbitration and Mediation Services (“JAMS”) or such other arbitrator as the parties shall mutually agree upon. In the event that the parties are unable to agree upon the selection of an arbitrator, any party may request the presiding judge of the United States District Court or the Illinois state court, in each case located in Chicago, Illinois, to appoint such arbitrator. Arbitration of the dispute shall commence no later than thirty (30) days after the selection or appointment of such arbitrator. The arbitrator shall be bound by the express terms of this Agreement and shall endeavor to reach his decision as quickly as possible, which decision shall be final and binding on the parties to this Agreement. The arbitrator shall also have the power to award costs and expenses (including, without limitation, reasonable attorneys' fees) to the prevailing party. Application to enforce the arbitrator's decision can be made in any court or other tribunal of competent jurisdiction. The arbitration procedures of JAMS located in Cook County, Illinois shall control.

The undersigned Investor irrevocably commits to the purchase of the amount of Shares and hereby delivers to the Company, by wire transfer or check made payable to “Advanced Biotherapy, Inc.” the Purchase Price for the Shares.

Shares of Common Stock 181,818,182

Total Purchase Price US$ 2,000,000.00

Forms of Ownership. The Investor requests the following form of ownership for the Shares.

Individual (one signature required)

Joint Tenants with right survivorship (both parties must sign)

Trust (signature of trustee and additional signatories if required by trust instrument)

Please PRINT the exact name (registration) that Investor
desires for the Shares.
SIGNATURES CONTINUED ON FOLLOWING PAGE

INVESTOR

Signature

Social Security Number

Print or Type Name

Executed at:

City State Zip

this 18th day of December, 2007

ACCEPTED AND APPROVED BY COMPANY AS TO 181,818,182 SHARES OF COMMON STOCK AT AN AGGREGATE PURCHASE PRICE OF US$ 2,000,000.00

Advanced Biotherapy, Inc., a Delaware corporation

By:
Name: Christopher W. Capps, President and CEO
Date: